Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36096 on Form S-8 of our report dated August 15, 2005, appearing in this Annual Report on Form 11-K of Lowes Companies Employee Stock Purchase Plan-Stock Options for Everyone for the year ended May 31, 2005.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
August 23, 2005